Exhibit 99.1

UnionBanCal Corporation Reports First Quarter Net Income of $235 Million

First Quarter Highlights:

  Net income was $235 million, up from $172 million for fourth quarter 2010, and $77 million for the year-ago quarter.
  Total provision for credit losses was a benefit of $115 million, compared with a benefit of $42 million for the prior quarter, and expense of $165 million for the year-ago quarter.
  Asset quality improved in first quarter. Excluding FDIC covered assets:
    Net charge-off ratio was 0.46 percent annualized, down from 0.54 percent annualized prior quarter.
    Nonperforming assets at quarter-end were $815 million, or 1.03 percent of total assets, down from $890 million, or 1.15 percent of total assets, prior quarter.
  Allowance for credit losses to nonaccrual loans, excluding FDIC covered assets, was 148 percent at quarter-end, down from 156 percent prior quarter.
  Net interest margin was 3.49 percent, down 4 basis points from the prior quarter, and up 51 basis points from the year-ago quarter.
  Annualized average all-in cost of funds was 0.51 percent for the quarter, up from 0.49 percent for the prior quarter.
  Capital levels strengthened during the quarter:
    Tangible common equity ratio was 9.80 percent at March 31, 2011, versus 9.67 percent at December 31, 2010.
    Tier 1 common capital ratio was 12.84 percent at March 31, 2011, versus 12.42 percent at December 31, 2010.

SAN FRANCISCO--(BUSINESS WIRE)--April 28, 2011--UnionBanCal Corporation (the Company or UB), parent company of San Francisco-based Union Bank, N.A., today reported first quarter 2011 results. Net income for the first quarter was $235 million, up from $172 million for fourth quarter 2010, and $77 million for the year-ago quarter. The improvement in net income compared with prior quarter was primarily driven by lower noninterest expense and a larger benefit from the reversal of provision for credit losses.

Summary of First Quarter Results

First Quarter Total Revenue and Net Interest Income

For first quarter 2011, total revenue (net interest income plus noninterest income) was $858 million, down $24 million, or 3 percent, compared with prior quarter. Net interest income decreased 2 percent, and noninterest income decreased 4 percent.

Net interest income for first quarter 2011 was $618 million, down $13 million, or 2 percent, compared with fourth quarter 2010, primarily reflecting a lower average yield on total loans, partially offset by higher yields on securities.

Average total loans increased $331 million, or 1 percent, compared with fourth quarter 2010. Excluding FDIC covered loans, average total loans increased $501 million, or 1 percent. Average FDIC covered loans decreased $170 million, or 11 percent, due to expected runoff of the portfolio. Average noninterest bearing deposits increased $657 million, or 4 percent. Average interest bearing deposits decreased $3 billion, or 6 percent, primarily due to planned deposit runoff resulting from targeted rate reductions.

The net interest margin was 3.49 percent for first quarter 2011, down 4 basis points from fourth quarter 2010. The decrease in the net interest margin was primarily due to a lower average yield on total loans, partially offset by a higher average yield on the securities portfolio, reflecting a continued portfolio remix. Rates paid on total interest bearing deposits were flat compared with fourth quarter 2010.

The annualized average all-in cost of funds was 0.51 percent in first quarter 2011, compared with 0.49 percent in fourth quarter 2010. The Company’s average loan-to-deposit ratio was 81 percent in first quarter 2011, compared with 78 percent in fourth quarter 2010.

Compared with first quarter 2010, total revenue increased 9 percent, with net interest income up 8 percent and noninterest income up 14 percent. Average total loans increased 3 percent, due to the acquisition of the loan portfolios of Frontier Bank and Tamalpais Bank in second quarter 2010. Average noninterest bearing deposits increased $3 billion, or 19 percent. Average interest bearing deposits decreased $11 billion, or 21 percent, primarily due to planned deposit runoff resulting from targeted rate reductions. The net interest margin, which increased 51 basis points compared with the year-ago quarter, benefited from an improved earning assets mix, including a favorable loan mix change due to the addition of FDIC covered loans; lower rates paid on a lower volume of interest bearing liabilities; and a decreased volume of low-yielding interest bearing deposits in banks.

First Quarter Noninterest Income and Noninterest Expense

For first quarter 2011, noninterest income was $240 million, down $11 million, or 4 percent, from prior quarter. The decrease was primarily due to a $9 million decrease in merchant banking fees and a $5 million decrease in gains on the sale of securities. Other noninterest income in first quarter 2011 included a $15 million gain on the sale of MasterCard shares, partially offset by an accretion adjustment to the indemnification assets associated with FDIC covered loans.

Noninterest income increased $30 million, or 14 percent, compared with first quarter 2010, primarily due to a $12 million increase in fees from trading account activities and a $20 million increase in other noninterest income, which was primarily due to a $15 million gain on the sale of MasterCard shares. These increases were partially offset by a $9 million decrease in service charges on deposit accounts, reflecting lower overdraft volumes, and a $6 million decrease in gains on the sale of securities.

Noninterest expense for first quarter 2011 was $615 million, down $86 million, or 12 percent, compared with fourth quarter 2010. The decrease was primarily due to a $59 million decrease in other noninterest expense, a $12 million decrease in professional and outside services expense, and a $5 million decrease in regulatory agencies expense. The decrease in other noninterest expense was primarily due to certain reserves for contingencies and an asset impairment charge, recorded in fourth quarter 2010. The decrease in regulatory agencies expense was primarily due to a decrease in the FDIC insurance rate for deposits and lower deposit balances. The provision for losses on off-balance sheet commitments was a benefit of $13 million in first quarter 2011, compared with a benefit of $2 million in fourth quarter 2010.

Noninterest expense for first quarter 2011 increased $90 million, or 17 percent, compared with first quarter 2010. Salaries and employee benefits expense increased $64 million, primarily due to increased staffing levels, which was partially attributable to the second quarter 2010 Frontier Bank and Tamalpais Bank acquisitions. Other noninterest expense increased $39 million, primarily due to certain reserves for contingencies recorded in first quarter 2011. The provision for losses on off-balance sheet commitments was a benefit of $13 million, compared with a benefit of $5 million in first quarter 2010.

Balance Sheet

At March 31, 2011, the Company had total assets of $80.6 billion, up $1.5 billion, or 2 percent, compared with December 31, 2010, and down $4.8 billion, or 6 percent, compared with March 31, 2010.

At March 31, 2011, total deposits were $59 billion, down $1.3 billion, or 2 percent, compared with December 31, 2010, and down $7.9 billion, or 12 percent, compared with March 31, 2010. Core deposits at March 31, 2011, were $48 billion, down $0.6 billion, or 1 percent, compared with December 31, 2010, and down $5.1 billion, or 10 percent, compared with March 31, 2010. The decline in total deposits and core deposits reflects planned runoff of targeted higher rate deposits. At March 31, 2011, the Company’s loan-to-deposit ratio was 82 percent, up from 80 percent at December 31, 2010, and up from 70 percent at March 31, 2010.

Credit Quality

The total provision for credit losses was a benefit of $115 million for first quarter 2011, compared with a benefit of $42 million for fourth quarter 2010, as asset quality continued to improve overall. Nonperforming assets, excluding FDIC covered assets, declined $75 million, or 8 percent, and net charge-offs declined $11 million, or 17 percent, compared with prior quarter.

Excluding FDIC covered assets, nonperforming assets were $815 million, or 1.03 percent of total assets at March 31, 2011, compared with $890 million, or 1.15 percent of total assets, at December 31, 2010, and $1,467 million, or 1.72 percent of total assets, at March 31, 2010.

Net charge-offs for first quarter 2011 were $53 million, down from $64 million for fourth quarter 2010. As a percent of average total loans, excluding FDIC covered assets, net charge-offs for first quarter 2011 were 0.46 percent annualized, down from 0.54 percent annualized for fourth quarter 2010. For first quarter 2010, net charge-offs were $119 million, or 1.03 percent annualized of average total loans.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In first quarter 2011, the provision for loan losses was a benefit of $102 million and the provision for losses on off-balance sheet commitments was a benefit of $13 million.

The allowance for credit losses as a percent of total loans, excluding FDIC covered loans, was 2.48 percent at March 31, 2011, compared with 2.85 percent at December 31, 2010, and 3.38 percent at March 31, 2010. The allowance for credit losses as a percent of nonaccrual loans, excluding FDIC covered loans, was 148 percent at March 31, 2011, compared with 156 percent at December 31, 2010, and 111 percent at March 31, 2010.

Capital

Total stockholder’s equity was $10.4 billion and tangible common equity was $7.6 billion at March 31, 2011. The Company’s tangible common equity ratio was 9.80 percent at March 31, 2011, up 13 basis points from 9.67 percent at December 31, 2010, and up 133 basis points from 8.47 percent at March 31, 2010. The Tier 1 common capital ratio at March 31, 2011, was 12.84 percent, compared with 12.42 percent at December 31, 2010. The Company’s Tier 1 and total risk-based capital ratios at March 31, 2011, were 12.84 percent and 15.41 percent, respectively.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction expenses, foreclosed asset expense, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit investment amortization expense, expenses of the consolidated variable interest entities, merger costs related to acquisitions, or asset impairment charges, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results. This press release also includes additional capital ratios (the tangible common equity and Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $80.6 billion at March 31, 2011. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 401 banking offices in California, Washington, Oregon and Texas, as well as two international offices, on March 31, 2011. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1
	As of and for the Three Months Ended					Percent Change to March 31, 2011 from
(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2010	March 31, 2010
Results of operations:
Net interest income	$618	$631	$618	$601	$574	(2)%	8%
Noninterest income	240	251	218	244	210	(4)	14
Total revenue	858	882	836	845	784	(3)	9
Noninterest expense	615	701	562	584	525	(12)	17
Pre-tax, pre-provision income	243	181	274	261	259	34	(6)
(Reversal of) provision for loan losses	(102)	(40)	8	44	170	(155)	nm
Income before income taxes and including noncontrolling interests	345	221	266	217	89	56	288
Income tax expense	114	58	99	67	15	97	nm
Net income including noncontrolling interests	231	163	167	150	74	42	212
Deduct: Net loss from noncontrolling interests	4	9	3	4	3	(56)	33
Net income attributable to UnionBanCal Corporation (UNBC)	$235	$172	$170	$154	$77	37	205

Balance sheet (end of period):
Total assets	$80,642	$79,097	$79,840	$84,310	$85,471	2	(6)
Total securities	21,673	22,114	19,630	23,055	23,413	(2)	(7)
Total loans held for investment	48,105	48,094	47,893	48,320	46,718	-	3
Core deposits (3)	48,018	48,666	50,596	52,935	53,073	(1)	(10)
Total deposits	58,677	59,954	61,541	66,271	66,581	(2)	(12)
Long-term debt	6,078	5,598	4,458	4,716	4,724	9	29
UNBC stockholder's equity	10,355	10,125	10,134	9,942	9,706	2	7

Balance sheet (period average):
Total assets	$80,056	$80,182	$82,265	$85,511	$84,810	-	(6)
Total securities	21,601	21,560	22,487	23,089	23,546	-	(8)
Total loans held for investment	48,283	47,952	48,105	47,827	46,848	1	3
Earning assets	71,351	71,517	73,603	77,412	77,660	-	(8)
Core deposits (3)	48,399	50,778	52,299	54,381	54,588	(5)	(11)
Total deposits	59,471	61,728	64,822	68,104	67,838	(4)	(12)
UNBC stockholder's equity	10,167	10,034	9,913	9,631	9,532	1	7

Performance ratios:
Return on average assets (2)	1.19%	0.85%	0.82%	0.72%	0.37%
Return on average UNBC stockholder's equity (2)	9.38	6.81	6.80	6.40	3.29
Core efficiency ratio (4)	68.80	70.88	63.69	64.86	64.98
Net interest margin (1) (2)	3.49	3.53	3.36	3.11	2.98

Capital ratios:
Tier 1 risk-based capital ratio (7)	12.84%	12.44%	12.27%	11.95%	11.98%
Total risk-based capital ratio (7)	15.41	15.01	14.97	14.64	14.70
Leverage ratio (7)	10.66	10.34	9.86	9.23	9.22
Tier 1 common capital ratio (6) (7)	12.84	12.42	12.25	11.93	11.96
Tangible common equity ratio (5)	9.80	9.67	9.56	8.79	8.47

Selected financial ratios excluding impact of privatization transaction (11):
From net income attributable to UNBC:
Return on average assets (2)	1.24%	0.92%	0.89%	0.78%	0.44%
Return on average stockholder's equity (2)	12.41	9.32	9.43	9.01	5.10
Core efficiency ratio (4)	67.47	68.83	61.13	62.39	61.51

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 2
	As of and for the Three Months Ended					Percent Change to March 31, 2011 from
(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2010	March 31, 2010

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(102)	$(48)	$8	$44	$170	(113)%	nm	%

Provision for FDIC covered loan losses not subject to FDIC indemnification	-	8	-	-	-	(100)	-
(Reversal of) provision for off-balance sheet commitments	(13)	(2)	(8)	1	(5)	nm	(160)
Total (reversal of) provision for credit losses	$(115)	$(42)	$-	$45	$165	(174)	nm
Net charge-offs	$53	$64	$89	$94	$119	(17)	(55)
Nonperforming assets	1,032	1,142	1,487	1,561	1,467	(10)	(30)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	2.15%	2.48%	2.67%	2.81%	3.01%
Nonaccrual loans	118.50	123.40	98.38	100.38	99.06
Allowances for credit losses to (8) :
Total loans held for investment	2.46	2.81	3.01	3.17	3.38
Nonaccrual loans	135.61	140.23	111.04	113.13	111.11
Net loans charged off to average total loans held for investment (2)	0.44	0.52	0.74	0.78	1.03
Nonperforming assets to total loans held for investment and OREO	2.14	2.37	3.09	3.22	3.14
Nonperforming assets to total assets	1.28	1.44	1.86	1.85	1.72
Nonaccrual loans to total loans held for investment	1.81	2.01	2.71	2.80	3.04

Excluding FDIC covered assets (12):
Allowance for loan losses to:
Total loans held for investment	2.17%	2.50%	2.76%	2.92%	3.01%
Nonaccrual loans	129.10	137.32	110.48	102.17	99.06
Allowances for credit losses to (8) :
Total loans held for investment	2.48	2.85	3.12	3.29	3.38
Nonaccrual loans	148.17	156.44	124.70	115.14	111.11
Net loans charged off to average total loans held for investment (2)	0.46	0.54	0.77	0.81	1.03
Nonperforming assets to total loans held for investment and OREO	1.74	1.91	2.60	2.97	3.14
Nonperforming assets to total assets	1.03	1.15	1.54	1.68	1.72
Nonaccrual loans to total loans held for investment	1.68	1.82	2.50	2.86	3.04

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 3

	For the Three Months Ended
(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Interest Income
Loans	$559	$576	$582	$568	$540
Securities	143	137	132	135	143
Interest income - other	1	1	2	5	5
Total interest income	703	714	716	708	688

Interest Expense
Deposits	53	56	70	78	86
Commercial paper and other short-term borrowings	1	-	1	2	1
Long-term debt	31	27	27	27	27
Total interest expense	85	83	98	107	114

Net Interest Income	618	631	618	601	574
(Reversal of) provision for loan losses	(102)	(40)	8	44	170
Net interest income after (reversal of) provision for loan losses	720	671	610	557	404

Noninterest Income
Service charges on deposit accounts	57	58	62	64	66
Trust and investment management fees	34	34	33	35	31
Trading account activities	33	33	32	25	21
Merchant banking fees	19	28	19	22	14
Securities gains, net	28	33	11	27	34
Brokerage commissions and fees	13	10	11	10	9
Card processing fees, net	10	10	10	12	9
Other	46	45	40	49	26
Total noninterest income	240	251	218	244	210

Noninterest Expense
Salaries and employee benefits	344	338	293	319	280
Net occupancy and equipment	65	64	65	64	59
Professional and outside services	44	56	54	50	39
Intangible asset amortization	25	31	31	30	32
Regulatory agencies	21	26	30	30	30
(Reversal of) provision for losses on off-balance sheet commitments	(13)	(2)	(8)	1	(5)
Other	129	188	97	90	90
Total noninterest expense	615	701	562	584	525

Income before income taxes and including noncontrolling interests	345	221	266	217	89
Income tax expense	114	58	99	67	15
Net Income including Noncontrolling Interests	231	163	167	150	74
Deduct: Net loss from noncontrolling interests	4	9	3	4	3
Net Income attributable to UNBC	$235	$172	$170	$154	$77

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets
Exhibit 4

(Dollars in millions)	(Unaudited) March 31, 2011	December 31, 2010	(Unaudited) September 30, 2010	(Unaudited) June 30, 2010	(Unaudited) March 31, 2010
Assets
Cash and due from banks	$1,247	$946	$1,172	$1,221	$1,110
Interest bearing deposits in banks (includes $23 at March 31, 2011, $11 at December 31, 2010, $9 at September 30, 2010, $13 at June 30, 2010 and $10 at March 31, 2010 related to consolidated variable interest entities (VIEs))	1,912	217	2,419	2,873	6,874
Federal funds sold and securities purchased under resale agreements	24	11	595	288	489
Total cash and cash equivalents	3,183	1,174	4,186	4,382	8,473
Trading account assets:
Pledged as collateral	6	43	37	64	54
Held in portfolio	870	956	1,134	1,055	776
Securities available for sale:
Pledged as collateral	308	10	-	-	-
Held in portfolio	20,026	20,781	18,327	21,789	22,165
Securities held to maturity (Fair value: March 31, 2011, $1,646; December 31, 2010, $1,560; September 30, 2010, $1,481; June 30, 2010, $1,434 and March 31, 2010, $1,501)	1,339	1,323	1,303	1,266	1,248
Loans held for investment:
Loans, excluding FDIC covered loans	46,715	46,584	46,214	46,496	46,718
FDIC covered loans	1,390	1,510	1,679	1,824	-
Total loans held for investment	48,105	48,094	47,893	48,320	46,718
Allowance for loan losses	(1,034)	(1,191)	(1,277)	(1,358)	(1,408)
Loans held for investment, net	47,071	46,903	46,616	46,962	45,310
Premises and equipment, net	694	712	674	671	671
Intangible assets, net	432	457	487	517	529
Goodwill	2,447	2,456	2,456	2,456	2,369
FDIC indemnification asset	699	783	824	907	-
Other assets (includes $277 at March 31, 2011, $283 at December 31, 2010, $291 at September 30, 2010, $294 at June 30, 2010 and $298 at March 31, 2010 related to consolidated VIEs)	3,567	3,499	3,796	4,241	3,876
Total assets	$80,642	$79,097	$79,840	$84,310	$85,471

Liabilities
Noninterest bearing	$18,062	$16,343	$15,426	$15,319	$14,389
Interest bearing	40,615	43,611	46,115	50,952	52,192
Total deposits	58,677	59,954	61,541	66,271	66,581
Commercial paper and other short-term borrowings	3,260	1,356	977	999	2,209
Trading account liabilities	696	774	1,010	815	737
Other liabilities (includes $2 at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010 related to consolidated VIEs)	1,303	1,024	1,447	1,289	1,232
Long-term debt (includes $8 at March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010 related to consolidated VIEs)	6,078	5,598	4,458	4,716	4,724
Total liabilities	70,014	68,706	69,433	74,090	75,483

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,829 shares issued	136	136	136	136	136
Additional paid-in capital	5,201	5,198	5,195	5,195	5,195
Retained earnings	5,703	5,468	5,296	5,131	4,977
Accumulated other comprehensive loss	(685)	(677)	(493)	(520)	(602)
Total UNBC stockholder's equity	10,355	10,125	10,134	9,942	9,706
Noncontrolling interests	273	266	273	278	282
Total equity	10,628	10,391	10,407	10,220	9,988
Total liabilities and equity	$80,642	$79,097	$79,840	$84,310	$85,471

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 5

(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Loans held for investment (period end)
Loans held for investment, excluding FDIC covered loans:
Commercial, financial and industrial	$15,143	$15,162	$14,650	$14,675	$14,870
Construction	1,153	1,460	1,850	2,114	2,151
Residential mortgage	18,110	17,531	17,295	17,089	16,893
Commercial mortgage	7,749	7,816	7,893	8,062	8,249
Consumer	3,787	3,858	3,891	3,914	3,914
Lease financing	773	757	635	642	641

Total loans held for investment, excluding FDIC covered loans	46,715	46,584	46,214	46,496	46,718
FDIC covered loans:
Commercial, financial and industrial	387	433	495	554	-
Construction	184	222	251	273	-
Residential mortgage	77	81	88	117	-
Commercial mortgage	707	733	796	818	-
Consumer	35	41	49	62	-
Total FDIC covered loans	1,390	1,510	1,679	1,824	-

Total loans held for investment	$48,105	$48,094	$47,893	$48,320	$46,718

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial, financial and industrial	$113	$115	$167	$176	$257
Construction	71	140	244	373	412
Residential mortgage	241	243	237	245	227
Commercial mortgage	265	329	481	510	501
Consumer	22	22	27	25	24
Lease financing	71	-	-	-	-
Total nonaccrual loans, excluding FDIC covered loans	783	849	1,156	1,329	1,421
FDIC covered loans	90	116	142	24	-
Total nonaccrual loans	873	965	1,298	1,353	1,421

OREO	32	41	47	52	46
FDIC covered OREO	127	136	142	156	-

Total nonperforming assets	$1,032	$1,142	$1,487	$1,561	$1,467

Total nonperforming assets, excluding FDIC covered assets	$815	$890	$1,203	$1,381	$1,467

Loans 90 days or more past due and still accruing (13)	$3	$2	$17	$6	$15
Restructured loans that are still accruing	$45	$22	$25	$9	$7
Restructured nonaccrual loans (included in total nonaccrual loans above)	$189	$198	$149	$88	$16

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowances for Credit Losses (Unaudited)
Exhibit 6

	As of and for the Three Months Ended
(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010

Analysis of Allowances for Credit Losses
Balance, beginning of period	$1,191	$1,277	$1,358	$1,408	$1,357
(Reversal of) provision for loan losses, excluding FDIC covered loans	(102)	(48)	8	44	170
Provision for FDIC covered loan losses not subject to FDIC indemnification	-	8	-	-	-
Increase (decrease) in allowance covered by FDIC indemnification	(2)	17	-	-	-
Other	-	1	-	-	-

Loans charged off:
Commercial, financial and industrial	(23)	(18)	(37)	(30)	(67)
Construction	(1)	(4)	(2)	(10)	(16)
Residential mortgage	(14)	(8)	(25)	(12)	(10)
Commercial mortgage	(24)	(51)	(27)	(51)	(32)
Consumer	(11)	(15)	(11)	(9)	(10)
Total loans charged off	(73)	(96)	(102)	(112)	(135)

Recoveries of loans previously charged off:
Commercial, financial and industrial	7	19	5	8	13
Construction	4	3	7	8	2
Residential mortgage	-	1	-	-	-
Commercial mortgage	8	8	1	2	-
Consumer	1	1	-	-	1
Total recoveries of loans previously charged off	20	32	13	18	16
Net loans charged off	(53)	(64)	(89)	(94)	(119)

Ending balance of allowance for loan losses	1,034	1,191	1,277	1,358	1,408
Allowance for losses on off-balance sheet commitments	150	162	164	172	171
Allowances for credit losses	$1,184	$1,353	$1,441	$1,530	$1,579

Components of allowance for loan losses:

Allowance for loan losses, excluding allowance on FDIC covered loans	$1,011	$1,166	$1,277	$1,358	$1,408
Allowance for loan losses on FDIC covered loans	23	25	-	-	-
Total allowance for loan losses	$1,034	$1,191	$1,277	$1,358	$1,408

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 7

	For the Three Months Ended
	March 31, 2011			March 31, 2010
(Dollars in millions)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)(2)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial, financial and industrial	$15,325	$157	4.13%	$14,955	$162	4.39%
Construction	1,341	12	3.48	2,309	17	2.97
Residential mortgage	17,794	220	4.94	16,785	228	5.42
Commercial mortgage	7,778	85	4.38	8,234	86	4.20
Consumer	3,823	40	4.29	3,916	43	4.43
Lease financing	776	8	4.33	649	6	3.81
Total loans, excluding FDIC covered loans	46,837	522	4.48	46,848	542	4.65
FDIC covered loans	1,446	39	10.89	-	-	-
Total loans held for investment	48,283	561	4.67	46,848	542	4.65
Securities	21,601	143	2.64	23,546	144	2.44
Interest bearing deposits in banks	1,200	1	0.25	6,597	4	0.25
Federal funds sold and securities purchased under resale agreements	96	-	0.18	461	-	0.10
Trading account assets	150	-	1.19	208	1	1.68
Other earning assets	21	-	3.49	-	-	-
Total earning assets	71,351	705	3.97	77,660	691	3.57
Allowance for loan losses	(1,182)			(1,407)
Cash and due from banks	1,246			1,205
Premises and equipment, net	712			674
Other assets	7,929			6,678
Total assets	$80,056			$84,810
Liabilities
Deposits:
Transaction and money market accounts	$25,489	15	0.25	$39,861	63	0.64
Savings and consumer time	7,857	14	0.71	5,972	12	0.81
Large time	8,987	24	1.03	7,621	11	0.56
Total interest bearing deposits	42,333	53	0.50	53,454	86	0.65
Commercial paper and other short-term borrowings (10)	2,435	1	0.27	1,496	1	0.40
Long-term debt	5,902	31	2.16	4,574	27	2.35
Total borrowed funds	8,337	32	1.61	6,070	28	1.87
Total interest bearing liabilities	50,670	85	0.68	59,524	114	0.77
Noninterest bearing deposits	17,138			14,384
Other liabilities	1,815			1,276
Total liabilities	69,623			75,184
Equity
UNBC Stockholder's equity	10,167			9,532
Noncontrolling interests	266			94
Total equity	10,433			9,626
Total liabilities and equity	$80,056			$84,810

Net interest income/spread (taxable-equivalent basis)		620	3.29%		577	2.80%
Impact of noninterest bearing deposits			0.17			0.15
Impact of other noninterest bearing sources			0.03			0.03
Net interest margin			3.49			2.98
Less: taxable-equivalent adjustment		2			3
Net interest income		$618			$574

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 8

	For the Three Months Ended
	March 31, 2011			December 31, 2010
(Dollars in millions)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)(2)	Average Balance	Interest Income/ Expense (1)	Average Yield/ Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial, financial and industrial	$15,325	$157	4.13%	$14,848	$170	4.56%
Construction	1,341	12	3.48	1,724	18	4.13
Residential mortgage	17,794	220	4.94	17,400	222	5.11
Commercial mortgage	7,778	85	4.38	7,851	84	4.29
Consumer	3,823	40	4.29	3,872	43	4.36
Lease financing	776	8	4.33	641	5	2.89
Total loans, excluding FDIC covered loans	46,837	522	4.48	46,336	542	4.66
FDIC covered loans	1,446	39	10.89	1,616	37	9.03
Total loans held for investment	48,283	561	4.67	47,952	579	4.81
Securities	21,601	143	2.64	21,560	137	2.54
Interest bearing deposits in banks	1,200	1	0.25	1,653	1	0.26
Federal funds sold and securities purchased under resale agreements	96	-	0.18	174	-	0.19
Trading account assets	150	-	1.19	178	-	1.10
Other earning assets	21	-	3.49	-	-	-
Total earning assets	71,351	705	3.97	71,517	717	4.00
Allowance for loan losses	(1,182)			(1,273)
Cash and due from banks	1,246			1,271
Premises and equipment, net	712			682
Other assets	7,929			7,985
Total assets	$80,056			$80,182
Liabilities
Deposits:
Transaction and money market accounts	$25,489	15	0.25	$28,697	21	0.30
Savings and consumer time	7,857	14	0.71	7,773	14	0.74
Large time	8,987	24	1.03	8,777	21	0.93
Total interest bearing deposits	42,333	53	0.50	45,247	56	0.50
Commercial paper and other short-term borrowings (10)	2,435	1	0.27	1,246	-	0.30
Long-term debt	5,902	31	2.16	5,109	27	2.05
Total borrowed funds	8,337	32	1.61	6,355	27	1.71
Total interest bearing liabilities	50,670	85	0.68	51,602	83	0.65
Noninterest bearing deposits	17,138			16,481
Other liabilities	1,815			1,793
Total liabilities	69,623			69,876
Equity
UNBC Stockholder's equity	10,167			10,034
Noncontrolling interests	266			272
Total equity	10,433			10,306
Total liabilities and equity	$80,056			$80,182

Net interest income/spread (taxable-equivalent basis)		620	3.29%		634	3.35%
Impact of noninterest bearing deposits			0.17			0.16
Impact of other noninterest bearing sources			0.03			0.02
Net interest margin			3.49			3.53
Less: taxable-equivalent adjustment		2			3
Net interest income		$618			$631

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 9

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended					For the Years Ended
(Dollars in millions)	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	March 31, 2011	March 31, 2010

Net income attributable to UNBC	$235	$172	$170	$154	$77	$235	$77
Net adjustments related to privatization transaction, net of tax	3	7	8	9	12	3	12
Net income (loss) attributable to UNBC, excluding impact of privatization transaction	$238	$179	$178	$163	$89	$238	$89

Average total assets	$80,056	$80,182	$82,265	$85,511	$84,810	$80,055	$84,810
Net adjustments related to privatization transaction	2,473	2,488	2,509	2,529	2,547	2,473	2,547
Average total assets, excluding impact of privatization transaction	$77,583	$77,694	$79,756	$82,982	$82,263	$77,582	$82,263
Return on average assets (2)	1.19%	0.85%	0.82%	0.72%	0.37%	1.19%	0.37%
Return on average assets, excluding impact of privatization transaction (2) (11)	1.24	0.92	0.89	0.78	0.44	1.24	0.44

Average UNBC stockholder's equity	$10,167	$10,034	$9,913	$9,631	$9,532	$10,167	$9,532
Net adjustments related to privatization transaction	2,396	2,401	2,405	2,409	2,412	2,396	2,412
Average UNBC stockholder's equity, excluding impact of privatization transaction	$7,771	$7,633	$7,508	$7,222	$7,120	$7,772	$7,120
Return on average UNBC stockholder's equity (2)	9.38%	6.81%	6.80%	6.40%	3.29%	9.38%	3.29%
Return on average UNBC stockholder's equity, excluding impact of privatization transaction (2) (11)	12.41	9.32	9.43	9.01	5.10	12.41	5.10

Noninterest expense	$615	$701	$562	$584	$525	$614	$525
Less: Foreclosed asset expense	3	4	6	1	-	3	-
Less: (Reversal of) provision for losses on off-balance sheet commitments	(13)	(2)	(8)	1	(5)	(13)	(5)
Less: Low income housing credit investment amortization expense	13	19	13	14	14	13	14
Less: Expenses of the consolidated VIEs	6	15	6	6	5	6	5
Less: Merger costs related to acquisitions	13	9	11	13	-	13	-
Less: Asset impairment charge	-	30	-	-	-	-	-
Net noninterest expense before privatization adjustments (a)	$593	$626	$534	$549	$511	$592	$511
Net adjustments related to privatization transaction, net of tax	26	32	33	32	39	26	39
Net noninterest expense, excluding impact of privatization transaction (b)	$567	$594	$501	$517	$472	$566	$472

Total revenue	$858	$882	$836	$845	$784
Add: Net interest income taxable-equivalent adjustment	2	3	2	2	3
Total revenue, including taxable-equivalent adjustment (c)	860	885	838	847	787	-	784
Accretion related to privatization-related fair value adjustments	21	21	18	19	19	21	19
Total revenue, excluding impact of privatization transaction (d)	$839	$864	$820	$828	$768	$(21)	$765
Core efficiency ratio (a)/(c) (5)	68.80%	70.88%	63.69%	64.86%	64.98%	68.80%	64.98%
Core efficiency ratio, excluding impact of privatization transaction (b)/(d) (11)	67.47	68.83	61.13	62.39	61.51	67.47	61.51

Total UNBC stockholder's equity	$10,355	$10,125	$10,134	$9,942	$9,706
Less: Goodwill	2,447	2,456	2,456	2,456	2,369
Less: Intangible assets	432	457	487	517	529
Less: Deferred tax liabilities related to goodwill and intangible assets	(159)	(168)	(180)	(192)	(203)
Tangible common equity (e)	$7,635	$7,380	$7,371	$7,161	$7,011
Tier 1 capital, determined in accordance with regulatory requirements (7)	$8,280	$8,029	$7,861	$7,682	$7,581
Less: Trust preferred securities	-	13	13	13	13
Tier 1 common equity (f)	$8,280	$8,016	$7,848	$7,669	$7,568
Total assets	$80,642	$79,097	$79,840	$84,310	$85,471
Less: Goodwill	2,447	2,456	2,456	2,456	2,369
Less: Intangible assets	432	457	487	517	529
Less: Deferred tax liabilities related to goodwill and intangible assets	(159)	(168)	(180)	(159)	(169)
Tangible assets (g)	$77,922	$76,352	$77,077	$81,496	$82,742
Risk-weighted assets, determined in accordance with regulatory requirements (h) (7)	$64,469	$64,532	$64,080	$64,301	$63,294
Tangible common equity ratio (e)/(g) (5)	9.80%	9.67%	9.56%	8.79%	8.47%
Tier 1 common capital ratio (f)/(h) (7)	12.84	12.42	12.25	11.93	11.96

Refer to Exhibit 10 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 10

(1)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2)	Annualized.
(3)	Core deposits consist of total deposits, excluding brokered deposits and time deposits of $100,000 and over.
(4)	The core efficiency ratio, a non-GAAP financial measure, is net noninterest expense (noninterest expense excluding foreclosed asset expense, the (reversal of) provision for losses on off-balance sheet commitments, low income housing credit investment amortization expense, expenses of the consolidated VIEs and merger costs related to the acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank) as a percentage of total revenue (net interest income (taxable-equivalent basis) and noninterest income). Management discloses the core efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our core activities. Please refer to Exhibit 9 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(5)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible equity divided by tangible assets. The methodology of determining tangible common equity may differ among companies. The tangible common equity ratio has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 9 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(6)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, to risk weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 9 for a reconciliation between certain GAAP amounts and these non-GAAP measures. All of the trust preferred securities were paid off during the quarter ended March 31, 2011.
(7)	Estimated as of March 31, 2011.
(8)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.
(9)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(10)	Includes interest bearing trading liabilities.
(11)	These ratios exclude the impact of the privatization transaction. Management believes that these ratios, which exclude the push-down accounting effects of the privatization transaction, provide useful supplemental information, which is important to a proper understanding of the Company's core business results. Please refer to Exhibit 9 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(12)	These ratios exclude the impact of the FDIC covered loans, the related allowance for loan losses and FDIC covered OREO, which are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Such agreements are related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank. Management believes the exclusion of FDIC covered loans and FDIC covered OREO in certain asset quality ratios that include nonperforming loans, nonperforming assets, total loans held for investments and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends and comparability to the periods presented that were not impacted by the April 2010 acquisitions.
(13)	Excludes loans totaling $279 million, $312 million, $297 million and $255 million that are 90 days or more past due and still accruing at March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively, which consisted of FDIC covered loans accounted in accordance with the accounting standards for purchased credit impaired loans.
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CONTACT:
UnionBanCal Corporation
Jane Yedinak, 415-765-3241
Corporate Communications
Michelle Crandall, 415-765-2780
Investor Relations